                                                                       EXHIBIT 5

[NABORS LOGO]   NABORS                                 515 West Greens Road
                CORPORATE SERVICES, INC.               Suite 1200
                                                       Houston, Texas 77067-4525
                                                       281-874-0035
                                                       281-775-8431 (Fax)

                               November 30, 1999


Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas  77067

                     Re: Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

         Nabors Industries, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The registration statement relates to the registration by the Company of an aggregate of 2,280,443 shares of common stock, par value $.10 per share, of the Company (the "Shares"), issuable upon exercise of stock options granted under the Nabors Industries, Inc. 1997 Executive Officers Incentive Stock Plan and the Nabors Industries, Inc. 1998 Chairman's Executive Stock Plan (collectively, the "Plans").

         In this regard I have examined originals or copies authenticated to my satisfaction the Company's Restated Certificate of Incorporation, as amended, the Company's By-Laws, as amended, and the Company's records of corporate proceedings. In addition, I have made such other examinations of law and fact as I have considered necessary in order to form a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as photostatic or certified copies, and the authenticity of the originals of such copies.

         Based upon the foregoing, I am of the opinion that the Shares to be issued in accordance with the terms of the Plans have been duly and validly authorized for issuance or sale, and, when issued and paid for as described in the Plans, will be duly and validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required by the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                   Very truly yours,

                                                   /s/ Katherine P. Ellis

                                                   Katherine P. Ellis
                                                   Senior Counsel


                                 Page 14 of 16